================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1933


                                  March 8, 2004
        ----------------------------------------------------------------
                Date of Report (date of earliest event reported)

                                   ----------


                              Occam Networks, Inc.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


           Delaware                    000-30741               77-0442752
--------------------------------------------------------------------------------
(State or other jurisdiction of     (Commission File        (I.R.S. Employer
incorporation or organization)          Number)          Identification Number)


                               77 Robin Hill Road
                         Santa Barbara, California 93117
        ----------------------------------------------------------------
                    (Address of principal executive offices)


                                 (805) 692-2900
        ----------------------------------------------------------------
              (Registrant's telephone number, including area code)

================================================================================

ITEM 5. OTHER EVENTS

Announcement of closing of preferred stock financing

     On November 18, 2003, a special committee of the board of directors of Occam Networks, Inc. authorized a new series of preferred stock to be designated as our series A-2 preferred stock. The special committee designated 3,000,000 shares as series A-2 preferred, and we filed a Certificate of Designation of Series A-2 Preferred Stock with the Secretary of State of Delaware on November 19, 2003. On November 19, 2003, we announced that we had entered into a purchase agreement with existing investors under which they had purchased an aggregate of $16.1 million of series A-2 preferred stock. Of the $16.1 million purchased, $10.9 million was purchased by investment funds associated with US Venture Partners, $3.0 million was purchased by investment funds associated with Norwest Venture Partners, and $2.0 million was purchased by investment funds associated with New Enterprise Associates. The rights, preferences, and privileges of our series A-2 preferred stock are described in our Current Report on Form 8-K filed with the Securities and Exchange Commission on November 21, 2003, together with the attached exhibits. We refer to this prior Form 8-K filing as the "Prior 8-K".

     On March 10, 2004, we announced an additional closing of the private placement of our Series A-2 preferred stock at which investment funds affiliated with Alta Partners invested $4.0 million. Alta had not previously been an investor in Occam. In connection with the closing with Alta, we amended several of the transaction documents filed with the Prior 8-K and also granted Alta Partners rights that were not granted to the inside investors who participated at the initial closing discussed in the Prior 8-K. These amendments and special rights granted to Alta are discussed below.

     From November 2003 to March 8, 2004, we sold 2,070,910 shares of series A-2 preferred stock for aggregate proceeds of $20.7 million. These shares of preferred stock are convertible into approximately 188.3 million shares of our common stock at a conversion price of $0.11 per share and subject to the other terms and conditions described in the Prior 8-K. As noted in the Prior 8-K, we do not currently have a sufficient number of authorized shares of common stock to permit conversion of the series A-2 preferred stock. Stockholders holding a sufficient number of shares to approve an amendment to our certificate of incorporation to increase our authorized common stock have entered a voting agreement under which they agreed to vote in favor of such an increase at our next annual meeting, currently anticipated to take place in June 2004.

     The series A-2 preferred stock sold in connection with this private placement financing, and the common stock issuable upon conversion thereof, have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act or applicable state securities laws.

     As previously disclosed, we intend to conduct a rights offering in which existing holders of our common stock will be offered an opportunity to participate in the series A-2 preferred stock financing on the same terms as inside investors of Occam who purchased at the initial closing in November 2003. We propose to register the shares to be issued in the rights offering with the U.S. Securities and Exchange Commission (SEC). We have not yet determined when we will commence the rights offering, but we expect to file a registration statement relating to the rights offering within the next two months. In no event will the registration statement be filed prior to completion of the private placement portion of the series A-2 financing, which we currently anticipate will conclude in April 2004. No offers or sales of securities in connection with the rights offering may be made unless and until the SEC has declared our registration statement to be effective.

     Filing of this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of the securities described herein.

     A copy of the press release issued on March 10, 2004 announcing the final closing of the series A-2 preferred stock financing and the investment by Alta is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Amendments to previously filed series A-2 preferred stock transaction agreements

   Amendment No. 1 to Series A-2 Preferred Stock Purchase Agreement

     On March 8, 2004, we entered into Amendment No. 1 to the Series A-2 Preferred Stock Purchase Agreement dated November 19, 2003. The amendment increased the number of shares of Series A-2 preferred stock that we were entitled to sell under the original purchase agreement from 2,000,000 to 2,070,910. In addition, it made investors purchasing at the final closing of the financing, including Alta Partners, parties to the original purchase agreement. Finally, Occam and each of the other investors in the financing agreed that Occam would grant Alta a warrant to acquire additional shares of series A-2 preferred stock on the terms described below. The amendment to the November 2003 preferred stock purchase agreement is attached as Exhibit 4.6 to this Current Report on Form 8-K. The amendment should be read in conjunction with the Series A-2 Preferred Stock Purchase Agreement filed as Exhibit 4.2 to the Prior 8-K.

   Second Amended and Restated Investors' Rights Agreement

     On March 8, 2004, we entered into the Second Amended and Restated Investors' Rights Agreement with purchasers of our series A-2 preferred stock, including Alta Partners. The amendment and restatement supercedes the First Amended and Restated Investors' Rights Agreement, which is no longer effective . The second amended and restated agreement is attached as Exhibit 4.5 to this Current Report on Form 10-K.

     The principal modifications to the investors' rights agreement as previously in effect and as described in the Prior 8-K are as follows:

     . We agreed to file with the SEC, on or before April 22, 2004, a registration statement covering the resale of shares of common stock issuable upon conversion of the series A-2 preferred stock (including the shares issuable upon exercise of the Alta warrant discussed below) and the convertible notes and upon exercise of the convertible note commitment warrants described below. In addition, the registration statement would seek to register for resale shares of common stock that were issued in 2003 upon the automatic conversion of a series of preferred stock that was sold in December 2002.

     . Holders of our series A-2 preferred stock agreed not to consent to any automatic conversion of the series A-2 preferred stock and not to waive the application of the liquidation rights of the series A-2 preferred stock set forth in our certificate of incorporation unless Alta Partners also agrees. The conversion and liquidation rights of the series A-2 preferred stock are described in the Prior 8-K and in the Certificate of Designation of Series A-2 Preferred Stock filed as
          Exhibit 4.4 to the Prior 8-K.

     Other than as described above, the terms of the amended and restated investors' rights agreement conform materially to the description contained in the Prior 8-K.

Additional rights granted to Alta Partners

   Alta warrants

     Occam has issued Alta investment funds warrants to acquire up to an aggregate of $3.8 million additional shares of series A-2 preferred stock at an exercise price of $10.00 per share. The amount that Alta may acquire will be reduced by an amount equal to the sum of (i) the amount in excess of $1.5 million that Occam raises in the contemplated rights offering; (ii) the aggregate principal amount of convertible secured promissory notes for which Occam obtains purchase commitments from existing investors (including Alta) on or prior to March 29, 2004; and (iii) the aggregate gross proceeds of any additional sales of series A-2 preferred stock occuring on or prior to March 29, 2004. If the sum of these amounts equals or exceeds $3.8 million, then the warrants will immediately terminate. To the extent that the warrant does become exercisable, it will permit Alta Partners to acquire additional series A-2 preferred shares at any time during the period beginning on the first business day after the rights offering has closed and ending in September 2005.

     The series A-2 preferred stock warrants issued to Alta investment funds are attached as Exhibit 4.7 and Exhibit 4.8 to this Current Report on Form 10-K.

   Board rights agreement

     As an inducement to Alta Partners to purchase series A-2 preferred stock, Occam entered a board rights agreement with Alta Partners. Under the terms of the agreement, in connection with any meeting of stockholders at which directors will be elected, Alta may require Occam to nominate a designee of Alta for election to the board of directors and to include the nomination in any stockholder solicitation materials relating to the election. Occam is then required to use its commercially reasonable efforts to cause the election of Alta's designee and to maintain the designee as a director.

     In addition, Alta may at any time request that Occam's board of directors appoint a designee of Alta to serve as a director. In such event, Occam has agreed to use its commercially reasonable efforts to cause Alta's designee to be appointed to the board, to cause the nomination of the designee in connection with subsequent stockholder solicitations to elect directors, to recommend election of the Alta designee as part of any such solicitation, and to maintain the status of Alta's designee as a director.

     If Alta has not designated a director, Occam has agreed to permit one representative of Alta to attend and participate in board meetings in a non-voting observer capacity. Occam is entitled to exclude the director under circumstances where the attendance of the Alta designee would jeopardize attorney-client privilege, where Alta has a conflict-of-interest with respect to the matters being discussed, and where Alta's attendance would result in Occam's violating a confidentiality agreement with a third party.

     As part of the letter agreement, Alta agreed to maintain the confidentiality of material non-public information of Occam that it may obtain as a result of its rights under the agreement. Alta's rights under the letter agreement will terminate if Alta and its affiliates no longer hold at least 50% of the series A-2 preferred stock originally purchased by Alta or common stock issued on conversion of such number of shares of series A-2 preferred stock (or any combination of series A-2 preferred stock and common stock issued on conversion if such shares represent at least a majority of the series A-2 preferred stock originally purchased by Alta). The agreement will also terminate upon a merger, acquisition, or similar transaction involving

Occam where the stockholders of Occam do not hold at least a majority of the outstanding voting securities of the surviving or successor entity or its parent.

     The board rights agreement between Occam and Alta is attached as Exhibit
4.9 to this Current Report on Form 10-K.

   Management rights agreement

     Occam has also entered a management rights agreement with Alta. As part of the management rights agreement, Occam granted Alta rights to consult with and advise management and to examine Occam's books, records, and facilities; made representations concerning its activities in certain foreign countries; and agreed to use reasonable efforts to limit the liability of any director Alta may designate to the fullest extent permitted by Delaware law.

     The management rights agreement between Alta and Occam is attached as
Exhibit 4.10 to this current report on Form 8-K.

Potential issuance of convertible notes and warrants

     The following section contains forward-looking statements about the availability of a potential source of financing for Occam. This information summarizes the material terms of potential agreements currently being negotiated among Occam and various investors. No definitive agreement with respect to these agreements has been entered, and we cannot assure you that any such agreement will be entered. In addition, if we are successful in obtaining the investment commitments noted below, it is possible that the terms and conditions may change materially from those described.

   Convertible notes

     As a further inducement to Alta Partners to purchase shares of series A-2 preferred stock, certain existing investors of Occam have agreed to negotiate with Occam the terms under which they would be willing to commit to purchase Occam's convertible secured promissory notes. In addition, it is possible that Occam could sell additional shares of series A-2 preferred stock in combination with, or in lieu of, obtaining convertible note commitments. Both the convertible note commitments and sales of series A-2 preferred stock will result in proportionate reductions in the size of the warrants issued to the Alta funds, as described above, provided that the commitments are obtained or the additional series A-2 is sold on or prior to March 29, 2004. No investor has yet agreed to any commitment or investment, however, and Occam does not know how many investors, if any, will commit or invest or the aggregate amount of commitments or investments, if any, that may be made. Occam cannot assure you that it will be able to reach any agreement with respect to the convertible notes or that it will sell any additional shares of series A-2 preferred, either to existing investors or a third party. To the extent that Occam obtains commitments or additional investments of series A-2 preferred, Alta Partners will have the opportunity, but no obligation, to commit to purchase not less than $1,000,000 of convertible notes on the same terms and conditions as the other investors. If none of the other investors are purchasing convertible notes, Alta's rights to purchase convertible notes would be on the terms described below and in the amendment to the purchase agreement filed as Exhibit
4.6 to this Current Report on Form 10-K.

     The principal terms and conditions of the convertible notes as currently being negotiated are as follows:

     . Investors committing to purchase convertible notes would be required to purchase the notes at any time prior to September 2005 on 20 days' prior written notice from Occam.

     . The notes would bear interest at a variable rate equal to the London InterBank Offered Rate (LIBOR) plus 4%, compounded annually.

     . The notes would be senior in priority of payment to all existing and future indebtedness of Occam, subject to agreed exceptions.

     . The notes would be convertible into shares of Occam's common stock at a conversion price equal to the lower of (i) $0.11 and (ii) the average of the closing bid price for Occam's Common Stock over the ten trading days ending one day prior to conversion.

     . Any election by Occam to require committing investors to purchase notes would be made by a committee of the board consisting entirely of independent directors. For this purpose, an individual director will not be deemed independent if he is an officer, director, employee, consultant, shareholder, member, or affiliate of any committed investor. Occam is not required to sell any convertible notes, but in the event it exercises its rights, it must do so on a pro-rata basis among the committing investors based on each such investor's aggregate commitment.

   Commitment warrants

     Upon execution and delivery of a definitive agreement in which one or more investors agrees to purchase convertible notes, we have agreed to issue each such committing investor a warrant to acquire shares of our common stock. The exercise price for these warrants, if issued, will equal the closing bid price for our common stock on the last trading day ending one day prior to the date committing investors enter an agreement relating to the purchase of convertible notes. The number of shares issuable upon exercise of each committing investor's warrant will equal the amount determined by dividing 20% of the aggregate principal amount of convertible notes the investor has agreed to purchase by the exercise price for the warrant.

Ownership of our capital stock

     The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock immediately prior to the initial closing of the Series A-2 preferred stock financing on November 19, 2003, as compared to beneficial ownership immediately following the closing at which Alta purchased shares on March 8, 2004, assuming that the 2,070,910 currently outstanding shares of series A-2 preferred stock are converted into common stock. Based on the current $0.11 conversion price, 2,070,910 shares of series A-2 preferred stock will be convertible into approximately 188,264,546 shares of common stock upon stockholder approval of the increase in our authorized shares of common stock as described above and in the Prior 8-K. The table also reflects ownership of the series A-2 preferred stock as a separate class. The table reflects beneficial ownership for the following persons and classes of persons:

     . each person who is the beneficial owner of 5% or more of the outstanding shares of our common stock;

     .    each director of Occam;

     . each executive officer named in the compensation table of our proxy statement as filed with the SEC on April 30, 2003; and

     .    all current directors and executive officers as a group.

     Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable. In computing the number of shares of common stock beneficially owned, shares subject to options or warrants held by a stockholder that are exercisable within sixty days of March 31, 2004 are deemed outstanding for the purpose of determining the percentage ownership of that stockholder. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other stockholder. The outstanding warrant to acquire series A-2 preferred stock held by Alta is not reflected in the table because it is not anticipated that it will become exercisable within sixty days of March 31, 2004. In addition, the potential issuance of common stock warrants in connection with convertible note commitments is not reflected because the number of shares cannot be determined unless and until actual commitments, if any, have been made. As of November 19, 2003, we had approximately 266,772,592 shares of common stock and no shares of series A-2 preferred stock outstanding. As of March 11, 2004, we had approximately 267,530,592 shares of common stock outstanding and 2,070,910 shares of series A-2 preferred stock outstanding. Assuming conversion of all outstanding series A-2 preferred stock into common stock, we had approximately 455,795,130 shares of common stock outstanding as of March 11, 2004

                                      Common Stock Pre-Financing                                           As-converted
                                                 (1)                      Series A Financing            Post-Financing (2)
                                    -------------------------------   ---------------------------   ---------------------------
                                                        Percentage                                   Number of
                                      Number of        Beneficially                   Percentage       Common       Percentage
                                        Shares            Owned       Number of       Series A-2       Shares       of Shares
                                     Beneficially        Prior to     Shares of      Beneficially   Beneficially   Beneficially
                                    Owned Prior to         the        Series A-2      Owned As a       Owned          Owned
                                    the Series A-2      Series A-2    Preferred        Separate         After          after
    Name of Beneficial Owner          Financing          Financing    Purchased         Class        Conversion     Conversion
---------------------------------   --------------     ------------   ----------     ------------   ------------   ------------
Named Executive Officers &
 Directors
   Directors
      Robert Howard-Anderson.....        1,786,700                *           --               --      2,058,300              *
      Pete S. Patel..............        1,100,355                *           --               --      1,156,627              *
      Mark Rumer.................        6,730,457              2.5%          --               --      6,795,515            1.5%
      Russell J. Sharer..........          975,136                *           --               --      1,023,603              *
      Arthur L. Schultz..........          395,833                *           --               --        395,833              *
      Kumar Shah.................        1,902,471                *           --               --      1,902,471              *
      Gary J. Sbona..............        3,880,600              1.5%          --               --      3,880,600              *
      Steven M. Krausz...........       84,833,228(3)          31.7%   1,090,910(6)          52.7%   184,006,859           40.4%
      Thomas C. McConnell........       49,656,602(4)          18.5%     200,000(7)           9.6%    67,838,420           14.9%
      Robert B. Abbott...........       38,754,035(5)          14.5%     300,000(8)          14.5%    66,026,762           14.5%
      Tom Frederick..............               --               --           --               --        150,000              *
      All current directors
       and executive officers as
       a group (9 persons) (6)...      185,744,236             68.0%   1,590,910             76.8%   331,190,352           71.6%
5% Stockholders
   Alta Partners.................               --               --      400,000(9)          19.3%    36,363,636            8.0%
      One Embarcadero Center,
       Suite 4050
      San Francisco, CA 94111
   U.S. Venture Partners.........       84,763,228(10)         31.7%   1,090,910(13)         52.7%   183,936,859           40.3%
      2735 Sand Hill Road
      Menlo Park, CA 94025
   New Enterprise Associates.....       49,606,602(11)         18.5%     200,000(14)          9.6%    67,788,420           14.9%
      2490 Sand Hill Road
      Menlo Park, CA 94025
   Norwest Venture Partners......       38,704,035(12)         14.5%     300,000(15)         14.5%    65,976,762           14.5%
      525 University Avenue,
       Suite 800
      Palo Alto, CA 94301

----------

*    Represents less than 1% of the total shares.
(1) Based on outstanding shares of Common Stock as of November 19, 2003, and includes, for each individual listed, any options to acquire shares of common stock that were exercisable within 60 days after November 19, 2003.
(2) Based on outstanding shares of common stock, assuming conversion of all outstanding series A-2 preferred stock, and includes options and warrants to acquire shares of common stock held by the named individual or entity, and all executive officers as a group, that were exercisable within 60 days after March 11, 2004. Assumed conversion ratio for conversion of series A-2 preferred stock into common stock is 90.9091 shares of Common Stock for each issued and outstanding share of series A-2 preferred stock. Applicable conversion ratio is subject to adjustment as described in the Prior 8-K and the Certificate of Designation of the series A-2 preferred stock filed as
     Exhibit 4.4 of the Prior 8-K.
(3) Includes (a) 10,326,428 shares held by U.S. Venture Partners V, L.P. ("USVP V"); (b) 573,665 shares held by USVP V International, L.P. ("V Int'l"); (c) 321,292 shares held by 2180 Associates Fund V, L.P. ("2180 V"); (d) 252,449 shares held by USVP V Entrepreneur Partners, L.P. ("EP V"); (e) 70,271,575 shares held by U.S. Venture Partners VII, L.P. ("USVP VII"); (f) 1,464,015 shares held by 2180 Associates Fund VII, L.P. ("2180 VII"); (g) 731,968 shares held by USVP Entrepreneur Partners VII-A L.P. ("EP VII-A"); and (h) 731,968 shares held by USVP Entrepreneur Partners VII-B L.P. (EP VII-B"). Mr. Krausz is a managing member of Presidio Management Group V, L.L.C. ( "PMG V") and Presidio Management Group VII, L.L.C. (PMG VII"). PMG V is the general partner of each of USVP V, V Int'l, 2180 V and EP V. PMG VII is the general partner of USVP VII. PMG V or PMG VII may be deemed to share voting and dispositive power over the shares held by each of USVP V, V Int'l, 2180 V, EP V and USVP VII, as the case may be. Accordingly, as the managing member of PMG V and PMG VII, Mr. Krausz may be deemed to share voting and dispositive power over these shares as well. Mr. Krausz disclaims beneficial interest in such shares, except as to his proportionate membership interest therein.
(4) Includes (a) 3,233,522 shares held by NEA VII; (b) 672,110 shares held by NEA Partners VII; (c) 1,486 shares held by Presidents Partners; (d) 45,611,415 shares held by New Enterprise Associates 9, L.P. ("NEA 9"); and
     (e) 10,185 shares held by NEA Ventures.
(5) Includes (a) 36,872,799 shares held by Norwest Venture Partners VIII L.P. and (b) 1,831,257 shares held by NVP Entrepreneurs Fund VIII L.P.
(6) Includes (a) 960,000 shares held by USVP VII; (b) 20,000 shares held by 2180 VII; (c) 10,000 shares held by EP VII-A; (d) 10,000 shares held by EP VII-B; (e) 81,819 shares held by USVP V; (f) 4,546 shares held by V Int'l;
     (g) 2,545 shares held by 2180 V; and (h) 2,000 shares held by EP V. Mr. Krausz is a managing member of Presidio Management Group V, L.L.C. ( "PMG V") and Presidio Management Group VII, L.L.C. (PMG VII"). As noted in footnote 4, as the managing member of PMG V and PMG VII, Mr. Krausz may be deemed to share voting and dispositive power over these shares as well. Mr. Krausz disclaims beneficial interest in such shares, except as to his proportionate membership interest therein.
(7)  Includes 200,000 shares held by NEA 9.
(8) Includes 285,801 shares held by Norwest Venture Partners VIII, L.P. and 14,199 shares held by NVP Entrepreneurs Fund VIII, L.P.
(9)  Includes (a) 386,934 shares held by Alta California Partners III, L.P. and
     (b) 13,066 shares held by Alta Embarcadero Partners III, LLC.
(10) Includes (a) 10,326,428 shares held by USVP V; (c) 573,665 shares held by V Int'l; (c) 321,292 shares held by 2180 V; (d) 252,449 shares held by EP V;
     (e) 70,271,575 shares held by USVP VII; (f) 1,465,015 shares held by 2180 VII; (g) 731,968 shares held by EP VII-A; and (h) 731,968 shares held by VII-B.
(11) Includes (a) 3,233,522 shares held by NEA VII; (b) 672,110 shares held by NEA Partners VII; (c) 1,486 shares held by Presidents Partners; (d) 45,611,415 shares held by NEA 9; and (e) 10,185 shares held by NEA Ventures.
(12) Includes (a) 36,872,779 shares held by Norwest Venture Partners VIII L.P. and (b) 1,831,257 shares held by NVP Entrepreneurs Fund VIII L.P.
(13) Includes (a) 960,000 shares held by USVP VII; (b) 20,000 shares held by 2180 VII; (c) 10,000 shares held by EP VII-A; (d) 10,000 shares held by EP VII-B; (e) 81,819 shares held by USVP V; (f) 4,546 shares held by V Int'l;
     (g) 2,545 shares held by 2180 V; and (h) 2,000 shares held by EP V. As noted above, as the managing member of PMG V and PMG VII, Mr. Krausz may be deemed to share voting and dispositive power over these shares as well. Mr. Krausz disclaims beneficial interest in such shares, except as to his proportionate membership interest therein.
(14) Includes 200,000 shares held by NEA 9.
(15) Includes 285,801 shares held by Norwest Venture Partners VIII, L.P. and 14,199 shares held by NVP Entrepreneurs Fund VIII, L.P.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits. The following exhibits are filed with this report:

Exhibit Number                            Description
--------------    --------------------------------------------------------------
     4.5          Second Amended and Restated Investors' Rights Agreement dated as of March 8, 2004 by and among Occam Networks, Inc. and the investors.

     4.6 Amendment No. 1 to Series A-2 Preferred Stock Purchase Agreement dated as of November 19, 2003 by and among Occam Networks, Inc. and the investors.

     4.7 Series A-2 Preferred Stock Purchase Warrant issued to Alta California Partners III, L.P.

     4.8 Series A-2 Preferred Stock Purchase Warrant issued to Alta Embarcadero Partners III, LLC.

     4.9 Letter agreement dated March 8, 2004 between Occam Networks, Inc. and Alta Partners relating to board rights.

    4.10 Management rights agreement dated as of March 8, 2004 between Alta Partners and Occam Networks, Inc.

    99.1 Press release of the Registrant dated March 8, 2004 regarding the closing of the series A-2 preferred stock financing.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 12, 2004

                                        OCCAM NETWORKS, INC.


                                        By:  /s/ Howard Bailey
                                             -----------------------------------
                                             Howard Bailey
                                             Chief Financial Officer
                                             (Principal Financial and
                                             Accounting Officer)

                                  Exhibit Index

Exhibit Index                             Description
--------------    --------------------------------------------------------------
     4.5          Second Amended and Restated Investors' Rights Agreement dated as of March 8, 2004 by and among Occam Networks, Inc. and the investors.

     4.6 Amendment No. 1 to Series A-2 Preferred Stock Purchase Agreement dated as of March 8, 2004 by and among Occam Networks, Inc. and the investors.

     4.7 Series A-2 Preferred Stock Purchase Warrant issued to Alta California Partners III, L.P.

     4.8 Series A-2 Preferred Stock Purchase Warrant issued to Alta Embarcadero Partners III, LLC

     4.9 Letter agreement dated March 8, 2004 between Occam Networks, Inc. and Alta Partners relating to board rights.

     4.10 Management rights agreement dated as of March 8, 2004 between Occam Networks, Inc. and Alta Partners

     99.1 Press release of the Registrant dated March 8, 2004 regarding the closing of the series A-2 preferred stock financing.